HEALTHCARE SERVICES GROUP, INC. REPORTS RESULTS
FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2012

Bensalem, PA - February 5, 2013, Healthcare Services Group, Inc. (NASDAQ:HCSG) reported that revenues for the three months ended December 31, 2012 increased approximately 11% to $277,039,000 compared to $250,239,000 for the same 2011 period. Net income for the three months ended December 31, 2012 increased over 21% to $12,798,000 or $0.19 per basic and per diluted common share, compared to the three months ended December 31, 2011 net income of $10,565,000 or $0.16 per basic and per diluted common share.

Revenues for the year ended December 31, 2012 increased over 21% to $1,077,435,000 compared to $889,065,000 for the same 2011 period. Net income for the year ended December 31, 2012 increased approximately 16% to $44,214,000 or $0.65 per basic and per diluted common share, compared to the year ended December 31, 2011 net income of $38,156,000 or $0.57 per basic and $0.56 per diluted common share.

As previously announced, on January 22, 2013, our Board of Directors declared a quarterly cash dividend of $0.16625 per common share, payable on March 15, 2013 to shareholders of record at the close of business on February 22, 2013. This represents the 39th consecutive quarterly cash dividend payment, as well as the 38th consecutive increase since our initiation of quarterly cash dividends in 2003.

The Company's dividend policy is reviewed by the Board of Directors on a quarterly basis, taking into consideration, among other things, the impact of changing laws and regulations, including the American Taxpayer Relief Act of 2012 (the "Act"). The Company expects to continue to pay a regular quarterly cash dividend based, in part, on its understanding of the aforementioned legislations' tax treatment of dividend income.

Additionally, certain provisions of the Act addressed the expiration of various business tax extenders. Specifically, the Act will reinstate the Work Opportunity Tax Credit program retroactively from January 1, 2012 through December 31, 2013. Although the Company is still assessing its ultimate impact, it believes the Act will have a favorable impact on the Company's income tax expense for the first quarter and full year ended December 31, 2013.

The Company will host a conference call on Wednesday, February 6, 2013 at 8:30 am Eastern Time to discuss its results for the three months and year ended December 31, 2012. The call in number will be 888-713-3587. Passcode #1974511.

The Company also announces that it will make a presentation on February 26, 2013 regarding the Company at the “RBC Capital Markets Healthcare Conference” at The New York Palace Hotel in New York City.

Cautionary Statement Regarding Forward-Looking Statements

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; from having several significant clients who each individually contributed at least 3% with one as high as 7% to our total consolidated revenues in the twelve month period ended December 31, 2012; our claims experience related to workers' compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2011 in Part I thereof under ''Government Regulation of Clients,” ''Competition'' and ''Service Agreements/Collections,” and under Item IA “Risk Factors”. Many of our clients' revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress and related agencies have affected through the enactment of a number of major laws and regulations during the past decade, including the March 2010 enactment of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010. On July 29, 2011, the United States Center for Medicare Services issued final rulings which, among other things, reduced Medicare payments to nursing centers by 11.1% and changed the reimbursement for the provision of group rehabilitation therapy services to Medicare beneficiaries. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which also addressed the provisions of the Budget Control Act of 2011. Under these provisions, the Act will reduce federal spending, potentially beginning in March 2013, if Congress and the Administration do not reach an agreement on means to reduce the national deficit by $1.2 trillion split evenly between domestic and defense spending. Currently, the U.S. Congress is considering further changes or revising legislation relating to health care in the United States which, among other initiatives, may impose cost containment measures impacting our clients. These laws and proposed laws and forthcoming regulations have significantly altered, or threaten to significantly alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry has affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed-upon payment terms. These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related health care facilities.

Company Contacts:

Daniel P. McCartney	Theodore Wahl
Chairman and Chief Executive Officer	President and Chief Operating Officer
215-639-4274	215-639-4274

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues	$277,039,000	$250,239,000	$1,077,435,000	$889,065,000
Operating costs and expenses:
Cost of services provided	238,832,000	217,190,000	930,814,000	766,958,000
Selling, general and administrative	18,982,000	18,671,000	79,277,000	65,306,000
Income from operations	19,225,000	14,378,000	67,344,000	56,801,000
Other income:
Investment and interest	400,000	1,189,000	2,920,000	1,011,000
Income before income taxes	19,625,000	15,567,000	70,264,000	57,812,000
Income taxes	6,827,000	5,002,000	26,050,000	19,656,000

Net income	$12,798,000	$10,565,000	$44,214,000	$38,156,000

Basic earnings per common share	$0.19	$0.16	$0.65	$0.57

Diluted earnings per common share	$0.19	$0.16	$0.65	$0.56

Cash dividends per common share	$0.17	$0.16	$0.65	$0.63

Basic weighted average number of common shares outstanding	68,007,000	66,812,000	67,511,000	66,637,000

Diluted weighted average number of common shares outstanding	68,988,000	67,705,000	68,485,000	67,585,000

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2012	December 31, 2011
Cash and cash equivalents	$68,949,000	$38,639,000
Marketable securities, at fair value	21,322,000	31,337,000
Accounts and notes receivable, net	140,218,000	130,744,000
Other current assets	37,357,000	31,401,000
Total current assets	267,846,000	232,121,000

Property and equipment, net	10,272,000	9,763,000
Notes receivable - long term, net	1,823,000	1,483,000
Goodwill	16,955,000	16,955,000
Other intangible assets, net	5,203,000	7,372,000
Deferred compensation funding	17,831,000	13,780,000
Other assets	11,253,000	8,221,000

Total Assets	$331,183,000	$289,695,000

Accrued insurance claims - current	$6,850,000	$5,296,000
Other current liabilities	60,814,000	40,091,000
Total current liabilities	67,664,000	45,387,000

Accrued insurance claims - long term	15,712,000	12,358,000
Deferred compensation liability	18,237,000	14,224,000
Stockholders' equity	229,570,000	217,726,000

Total Liabilities and Stockholders' Equity	$331,183,000	$289,695,000